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EXHIBIT 99.4(m)

Right To Return Endorsement (Form 0821-LA87)
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                                                                 EXHIBIT 99.4(m)

FIRST CAPITAL LIFE
INSURANCE COMPANY


                          RIGHT TO RETURN ENDORSEMENT

This endorsement becomes a part of the policy to which it is attached.

The Right to Examine Your Contract provision on the face of this contract is hereby replaced by the following:

     RIGHT TO EXAMINE YOUR CONTRACT

     We want you to fully understand and be satisfied with your contract. If for any reason, you are not satisfied, return the contract to our Annuity Service Office within 20 days after receiving it. If you do, the contract will be void from the contract date. We will refund all premium paid. No withdrawal charge will be imposed.

The following paragraph is added to the ANNUITY PAYMENTS section:

     We guarantee that annuity payments starting on the annuity date are fixed as to the dollar amount and will not be affected by variations in expenses or mortality experience.

Signed for the Company at La Jolla, California.

     /s/ ANDREW L. LOEB             /s/ FRED A. BUCK
     Secretary                      President



0821-LA87